Exhibit 1.1

[            ] Shares

FIRST WIND HOLDINGS INC.

Class A Common Stock

UNDERWRITING AGREEMENT

[         ], 2010

CREDIT SUISSE SECURITIES (USA) LLC
MORGAN STANLEY & CO. INCORPORATED
GOLDMAN, SACHS & CO.
DEUTSCHE BANK SECURITIES INC.
  As Representatives of the Several Underwriters,
    c/o Credit Suisse Securities (USA) LLC,
             Eleven Madison Avenue,
                New York, N.Y. 10010-3629

Dear Sirs:

1.             Introductory.  First Wind Holdings Inc., a Delaware corporation (“Company”), agrees with the several Underwriters named in Schedule A hereto (“Underwriters”) to issue and sell to the several Underwriters [          ] shares of its Class A Common Stock, par value $0.001 per share, (“Securities”) (such [          ] shares of Securities being hereinafter referred to as the “Firm Securities”) and also agrees to issue and sell to the Underwriters, at the option of the Underwriters, an aggregate of not more than [          ] additional shares of its Securities (“Optional Securities”), as set forth below. The Firm Securities and the Optional Securities are herein collectively called the “Offered Securities”.

Simultaneously with the consummation of the offering contemplated by this agreement and pursuant to an Agreement and Plan of Merger (“Merger Agreement”) to be dated on or about          , 2010 among First Wind Holdings, LLC, a Delaware limited liability company (“Wind LLC”), the Company and First Wind Merger, LLC, the net proceeds from this offering will be used by the Company to purchase Series A membership interests of Wind LLC.  The Company will be the sole managing member of Wind LLC. Such transactions, as described under “The Reorganization and Our Holding Company Structure” in the General Disclosure Package (as defined below), are referred to herein collectively as the “Reorganization Transactions.”

2.             Representations and Warranties of the Company and Wind LLC.

(a)           Each of the Company and Wind LLC, jointly and severally, represents and warrants to, and agrees with, the several Underwriters that:

(i) Filing and Effectiveness of Registration Statement; Certain Defined Terms.  The Company has filed with the Commission a registration statement on Form S-1 (No. 333-152671) covering the registration of the Offered Securities under the Act, including a related preliminary prospectus or prospectuses.  At any particular time, this initial registration statement, in the form then on file with the Commission, including all information contained in the registration statement (if any) pursuant to Rule 462(b) and then deemed to be a part of the initial registration statement, and all 430A Information and all 430C Information, that in any case has not then been superseded or modified, shall be referred to as the “Initial Registration Statement”.  The Company may also have filed, or may file with the Commission, a Rule 462(b) registration statement covering the registration of Offered Securities.   At any particular time, this Rule 462(b) registration statement, in the form then on file with the Commission, including the contents of the Initial Registration Statement incorporated by reference therein and including all 430A Information and all 430C Information, that in any case has not then been superseded or modified, shall be referred to as the “Additional Registration Statement”.

As of the time of execution and delivery of this Agreement, the Initial Registration Statement has been declared effective under the Act and is not proposed to be amended. Any Additional Registration Statement has or will become effective upon filing with the Commission pursuant to Rule 462(b) and is not proposed to be amended.  The Offered Securities all have been or will be duly registered under the Act pursuant to the Initial Registration Statement and, if applicable, the Additional Registration Statement.

For purposes of this Agreement:

“430A Information”, with respect to any registration statement, means information included in a prospectus and retroactively deemed to be a part of such registration statement pursuant to Rule 430A(b).

“430C Information”, with respect to any registration statement, means information included in a prospectus then deemed to be a part of such registration statement pursuant to Rule 430C.

“Act” means the Securities Act of 1933, as amended.

“Applicable Time” means [         :00] [A/P].M. (Eastern time) on the date of this Agreement.

“Closing Date” has the meaning defined in Section 3 hereof.

“Commission” means the United States Securities and Exchange Commission.

“Effective Time” with respect to the Initial Registration Statement or, if filed prior to the execution and delivery of this Agreement, the Additional Registration Statement means the date and time as of which such Registration Statement was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c). If an Additional Registration Statement has not been filed prior to the execution and delivery of this Agreement but the Company has advised the Representatives that it proposes to file one, “Effective Time” with respect to such Additional Registration Statement means the date and time as of which such Registration Statement is filed and becomes effective pursuant to Rule 462(b).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Final Prospectus” means the Statutory Prospectus that discloses the public offering price, other 430A Information and other final terms of the Offered Securities and otherwise satisfies Section 10(a) of the Act.

“General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified in Schedule B to this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Offered Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.

The Initial Registration Statement and the Additional Registration Statement are referred to collectively as the “Registration Statements” and individually as a “Registration Statement”.  A “Registration Statement” with reference to a particular time means the Initial Registration Statement and any Additional Registration Statement as of such time.  A “Registration Statement” without reference to a time means such Registration Statement as of its Effective Time.  For purposes of the foregoing definitions, 430A Information with respect to a Registration Statement shall be considered to be included in such Registration Statement as of the time specified in Rule 430A.

“Rules and Regulations” means the rules and regulations of the Commission.

“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, the rules of The NASDAQ Stock Market (“Exchange Rules”).

“Statutory Prospectus” with reference to a particular time means the prospectus included in a Registration Statement immediately prior to that time, including any 430A Information or 430C Information with respect to such Registration Statement.  For purposes of the foregoing definition, 430A Information shall be considered to be included in the Statutory Prospectus as of the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b) or Rule 462(c) and not retroactively.

“Transaction Documents” means the following agreements to be entered into in connection with the Reorganization Transactions: (i) the Limited Liability Company Agreement of Wind LLC, (ii) the Merger Agreement, (iii) the Tax Receivable Agreement to be entered into between the Company, Wind LLC and holders of Series B Membership Interests of Wind LLC (after giving effect to the Reorganization Transactions), (iv) the Nominating Agreement to be entered into by such Series A Unit holders and the Company, (v) the Registration Rights Agreement to be entered into between the Company and certain stockholders of the Company and (vi) the Exchange Agreement among the Company, Wind LLC and holders of Series B Membership Interests of Wind LLC (after giving effect to the Reorganization Transactions).

Unless otherwise specified, a reference to a “rule” is to the indicated rule under the Act.

(ii) Compliance with Securities Act Requirements.  (i) (A) At their respective Effective Times, (B) on the date of this Agreement and (C) on each Closing Date, each of the Initial Registration Statement and the Additional Registration Statement (if any) conformed and will conform in all material respects to the requirements of the Act and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) on its date, at the time of filing of the Final Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Time of the Additional Registration Statement in which the Final Prospectus is included, and on each Closing Date, the Final Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from any such document based upon written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof.

(iii) Ineligible Issuer Status.  (i) At the time of the initial filing of the Initial Registration Statement and (ii) at the date of this Agreement, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, including (x) the Company or any other subsidiary in the preceding three years not having been convicted of a felony or misdemeanor described in paragraphs (i) through (iv) of section 15(b)(4)(B) of the Exchange Act or having been made the subject of a judicial or administrative decree or order as described in Rule 405 and (y) the Company in the preceding three years not having been the subject of a bankruptcy petition or insolvency or similar proceeding, not having had a registration statement be the subject of a proceeding under Section 8 of the Act and not being the subject of a proceeding under Section 8A of the Act in connection with the offering of the Offered Securities, all as described in Rule 405.

(iv) General Disclosure Package.  As of the Applicable Time, neither (i) any General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time and the preliminary prospectus, dated [date of last preliminary prospectus], 2010 (which is the most recent Statutory Prospectus distributed to investors generally) and the other information, if any, stated in Schedule B to this Agreement to be included in the General Disclosure Package, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof.

(v) Issuer Free Writing Prospectuses.  Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement.  If at any time following issuance of an Issuer Free Writing Prospectus, at a time when a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act by any Underwriter or dealer, there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Company has promptly notified or will promptly notify the Representatives and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.  [The preceding two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof.]

(vi) Good Standing of the Company and Wind LLC.  Each of the Company and Wind LLC has been duly incorporated or formed, as the case may be, and is existing and in good standing under the laws of the State of Delaware, with power and authority (corporate or limited liability company power, as the case may be, and other) to own its properties and conduct its business as described in the General Disclosure Package and the Final Prospectus; and each of the Company and Wind LLC is duly qualified to do business as a foreign corporation or limited liability company in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where such failure to be so qualified and in good standing would not, individually or in the aggregate, result in a material adverse effect on the condition (financial or other), results of operations, business, properties or prospects of the

Company, Wind LLC and their subsidiaries taken as a whole (“Material Adverse Effect”).  The Company does not own or lease any properties, other than the Series A membership interests of Wind LLC.

(vii) Subsidiaries.  Each subsidiary of the Company or Wind LLC that is a “significant subsidiary” (as such term is defined in Rule 1-02 of Regulation S-X) of the Company or Wind LLC, each of which is listed on Schedule C hereto, and each other subsidiary of the Company or Wind LLC listed on Schedule C (collectively, the “Significant Subsidiaries”) has been duly incorporated or formed and is existing and in good standing under the laws of the jurisdiction of its incorporation or formation, with power and authority (corporate or limited liability company power, as the case may be, and other) to own its properties and conduct its business as described in the General Disclosure Package and the Final Prospectus; and each Significant Subsidiary is duly qualified to do business as a foreign corporation or limited liability company in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, in each case except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect; all of the issued and outstanding capital stock of each Significant Subsidiary that is a corporation has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock or limited liability company interests of each Significant Subsidiary owned by the Company or Wind LLC, directly or through subsidiaries, is owned free from liens, encumbrances and defects, except as disclosed in the General Disclosure Package and the Final Prospectus.

(viii) Offered Securities.  The Offered Securities and all other outstanding shares of capital stock of the Company have been duly authorized; the authorized and outstanding equity capitalization of the Company is as set forth in the General Disclosure Package and the Final Prospectus; all outstanding shares of capital stock of the Company are, and, when the Offered Securities have been delivered and paid for in accordance with this Agreement on each Closing Date, such Offered Securities will have been, validly issued, fully paid and nonassessable, will conform in all material respects to the information in the General Disclosure Package and to the description of such Offered Securities contained in the Final Prospectus; the stockholders of the Company have no preemptive rights with respect to the Securities; and none of the outstanding shares of capital stock of the Company have been issued in violation of any preemptive or similar rights of any security holder.  All of the membership interests of Wind LLC outstanding upon consummation of this offering will have been duly authorized and, after giving effect to the Reorganization Transactions, fully paid, validly issued, and to the extent owned by the Company, will be owned free and clear of any liens, encumbrances or claims.

(ix) No Finder’s Fee.  Except as disclosed in the General Disclosure Package and the Final Prospectus, there are no contracts, agreements or understandings between the Company or Wind LLC and any person that would give rise to a valid claim against the Company, Wind LLC or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(x) Registration Rights.  Except as disclosed in the General Disclosure Package and the Final Prospectus, there are no contracts, agreements or understandings between the Company or Wind LLC and any person granting such person the right to require the Company or Wind LLC to file a registration statement under the Act with respect to any securities of the Company or Wind LLC owned or to be owned by such person or to require the Company or Wind LLC to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company or Wind LLC under the Act (collectively, “registration rights”), and any person to whom the Company or Wind LLC has granted registration rights has agreed not to exercise such rights until after the expiration of the Lock-Up Period referred to in Section 5(k) hereof.

(xi) Listing.  The Offered Securities have been approved for listing on The NASDAQ Stock Market, subject to notice of issuance.

(xii) Absence of Further Requirements.  No consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required to be obtained or made by the Company or Wind LLC for the consummation of the transactions contemplated by this Agreement and the Reorganization Transactions in connection with the sale of the Offered Securities, except (x) such as have been obtained or made or that will have been obtained or made prior to the Closing Date and (y) such as may be required under state securities laws.

(xiii) Title to Property.  Except as disclosed in the General Disclosure Package and the Final Prospectus, the Company, Wind LLC and their subsidiaries have good and marketable title to all real properties and valid title to all other properties and assets owned by them, in each case free from liens, charges, encumbrances and defects that would affect the value thereof or interfere with the use made or to be made thereof by them, except where the existence of any lien, charge, defect or encumbrance would not, individually or in the aggregate, result in a Materials Adverse Effect, and except as disclosed in the General Disclosure Package and the Final Prospectus, the Company, Wind LLC and their subsidiaries hold all leased real and personal property under valid and enforceable leases or easement agreements, except where the failure to have such valid and enforceable leases or easement agreements would not, individually or in the aggregate, have a Material Adverse Effect.

(xiv) Absence of Defaults and Conflicts Resulting from Transaction.  The execution, delivery and performance of this Agreement and the Transaction Documents, the issuance and sale of the Offered Securities, the consummation of the transactions herein contemplated and the Reorganization Transactions will not result in a breach or violation of any of the terms and provisions of, or constitute a default or a Debt Repayment Triggering Event (as defined below) under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company, Wind LLC or any of their subsidiaries pursuant to, (i) the charter, certificate of formation, by-laws or operating agreement of the Company, Wind LLC or any Significant Subsidiary, (ii) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company, Wind LLC or any of their subsidiaries or any of their properties, or (iii) any agreement or instrument to which the Company, Wind LLC or any of their subsidiaries is a party or by which the Company, Wind LLC or any of their subsidiaries is bound or to which any of the properties of the Company, Wind LLC or any of their subsidiaries is subject, except with respect to (ii) and (iii) above for such breaches, violations, defaults or Debt Repayment Triggering Events or such liens, charges or encumbrances that would not, individually or in the aggregate, have a Material Adverse Effect; a “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company, Wind LLC or any of their subsidiaries.

(xv) Absence of Existing Defaults and Conflicts.  (i) Neither the Company nor Wind LLC is in violation of its respective charter, certificate of formation, operating agreement or by-laws or (ii) in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject, except for any such defaults described in clause (ii) that would not, individually or in the aggregate, result in a Material Adverse Effect; and (iii) no Significant Subsidiary is in violation of its respective charter, certificate of formation, operating agreement or by-laws or (iv) in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject, except for any such defaults described in clause (iv) that would not, individually or in the aggregate, result in a Material Adverse Effect.

(xvi) Authorization of Agreement.  This Agreement has been duly authorized, executed and delivered by the Company and Wind LLC.

(xvii) Possession of Licenses and Permits.  Except as disclosed in the General Disclosure Package and the Final Prospectus, the Company, Wind LLC and their subsidiaries possess, and are in compliance in all material respects with the terms of, all certificates, authorizations, franchises, licenses and permits (“Licenses”) necessary and material to the conduct of the business now conducted or proposed, as described in the General Disclosure Package and the Final Prospectus, to be conducted by them and have not received any notice of proceedings relating to the revocation or modification of any Licenses that would individually or in the aggregate have a Material Adverse Effect.

(xviii) Absence of Labor Dispute.  No labor dispute with the employees of the Company, Wind LLC or any of their subsidiaries exists, or to the knowledge of the Company or Wind LLC, is imminent, that would have a Material Adverse Effect.

(xix) Possession of Intellectual Property.  The Company, Wind LLC and their subsidiaries own, possess or can acquire on reasonable terms, any trademarks, trade names and other rights to inventions, know-how, patents, copyrights, licenses, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, or presently employed by them and have not received any written notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights, that would individually or in the aggregate have a Material Adverse Effect.

(xx) Environmental Laws.  Except as disclosed in the General Disclosure Package and the Final Prospectus, (a)(i) neither the Company, Wind LLC nor any of their subsidiaries is in violation of, or has any liability under, any federal, state, local or non-U.S. statute, law, rule, regulation, ordinance, code, other requirement or rule of law (including common law), or decision or order of any domestic or foreign governmental agency, governmental body or court, relating to pollution, the use, handling, transportation, treatment, storage, discharge, disposal or release of Hazardous Substances, the protection or restoration of the environment or natural resources (including biota), the protection of health and safety to the extent it relates to handling or management of or exposure to Hazardous Substances, or natural resource damages, but excluding any of the foregoing to the extent relating to renewable energy or energy efficiency requirements or taxes (collectively, “Environmental Laws”), (ii) neither the Company, Wind LLC nor any of their subsidiaries owns, occupies, operates or leases any real property contaminated with Hazardous Substances, (iii) neither the Company, Wind LLC nor any of their subsidiaries is conducting or funding any investigation, remediation, remedial action or monitoring of actual or suspected Hazardous Substances in the environment, (iv) neither the Company, Wind LLC nor any of their subsidiaries is liable for any release or threatened release of Hazardous Substances, including at any off-site treatment, storage or disposal site, (v) neither the Company, Wind LLC nor any of their subsidiaries is subject to any claim by any governmental agency or governmental body or person relating to Environmental Laws or Hazardous Substances, and (vi) the Company, Wind LLC and their subsidiaries have received and are in compliance with all, and have no liability under any, permits, licenses, authorizations, identification numbers and other approvals required under applicable Environmental Laws to conduct their respective businesses; except in each case covered by clauses (i) — (vi) as would not individually or in the aggregate have a Material Adverse Effect; (b) to the knowledge of the Company and Wind LLC there are no facts or circumstances that have resulted in or would reasonably be expected to result in a violation of, liability under, or claim pursuant to any Environmental Law in each case that would reasonably be expected to have a Material Adverse Effect; and (c) in the ordinary course of its business, the Company and Wind LLC periodically evaluate the effect, including associated costs and liabilities, of Environmental Laws on their business, properties, results of operations and financial condition and, on the basis of such evaluation, the Company and Wind have concluded, in their reasonable belief, that such Environmental Laws will not, singly or in the aggregate, have a Material Adverse Effect.  For purposes of this subsection “Hazardous Substances” means (A) petroleum and petroleum products, by-products or petroleum derivatives, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and toxic mold, and (B) any other chemical, material or substance defined or regulated as toxic or hazardous or as a pollutant, contaminant or waste under Environmental Laws, or any substance with respect to which liability or standards of conduct may be imposed pursuant to Environmental Laws.

(xxi) Fair Disclosure.  The statements in the General Disclosure Package and the Final Prospectus under the headings “Material U.S. Federal Tax Considerations for Non-U.S. Holders of Class A Common Stock,” “Description of Capital Stock,” “Industry—Drivers of U.S. Wind Energy Growth—State and Federal Government Incentives,” “Industry—Drivers of U.S. Wind Energy Growth—Federal Tax Incentives,” “Business—Regulatory Matters,” “The Reorganization and Our Holding Company Structure,” “Shares Eligible for Future Sale,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources — Tax Equity Financing,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Factors Affecting Our Results of Operations, Financial Condition and Cash Flows — Federal Programs,” “Risk Factors   Risks Related to our Business and the Wind Energy Industry — Many of our operating projects are, and other future projects may be, subject to regulation by the Federal Energy Regulatory Commission under the Federal Power Act or other regulations that regulate the sale of electricity, which may adversely affect our business” and “Risk Factors — Risks Related to Our Business and the Wind Energy Industry — We depend heavily on federal, state and local government support for renewable energy, especially wind projects,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are in all material respects accurate and fair summaries of such legal matters, agreements, documents or proceedings and present the information required to be shown.

(xxii) Absence of Manipulation.  Neither the Company nor Wind LLC has taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

(xxiii) Statistical and Market-Related Data.  Any third-party statistical and market-related data included in a Registration Statement, a Statutory Prospectus or the General Disclosure Package are based on or derived from sources that the Company and Wind LLC reasonably believe to be reliable and accurate.

(xxiv) Internal Controls and Compliance with the Sarbanes-Oxley Act.  Except as set forth in the General Disclosure Package and the Final Prospectus, the Company, its subsidiaries and the Company’s Board of Directors (the “Board”) are in compliance with all applicable provisions of Sarbanes-Oxley and all applicable Exchange Rules.  The Company maintains a system of internal controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting, an internal audit function and legal and regulatory compliance controls (collectively, “Internal Controls”) that are designed to comply with the Securities Laws and are sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. Generally Accepted Accounting Principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  The Internal Controls are, or upon consummation of the offering of the Offered Securities will be, overseen by the Audit Committee (the “Audit Committee”) of the Board in accordance with Exchange Rules.  Except as disclosed in the General Disclosure Package and the Final Prospectus, the Company has not publicly disclosed or reported to the Audit Committee or the Board, and the Company does not reasonably expect to publicly disclose or report to the Audit Committee or the Board within the next 135 days, a significant deficiency, material weakness, change in Internal

Controls or fraud involving management or other employees who have a significant role in Internal Controls (each, an “Internal Control Event”), any violation of, or failure to comply with, the Securities Laws, or any matter which (if determined adversely) would have a Material Adverse Effect.

(xxv) Absence of Accounting Issues.  Except as set forth in the General Disclosure Package and the Final Prospectus, the Audit Committee is not reviewing or investigating, and neither the Company’s independent auditors nor its internal auditors have recommended that the Audit Committee review or investigate, (i) adding to, deleting, changing the application of, or changing the Company’s disclosure with respect to, any of the Company’s material accounting policies, (ii) any matter which could result in a restatement of the Company’s financial statements for any annual or interim period during the current or prior three fiscal years or (iii) any Internal Control Event.

(xxvi) Litigation.  Except as disclosed in the General Disclosure Package and the Final Prospectus, there are no pending actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) against or affecting the Company, Wind LLC, any of their subsidiaries or any of their respective properties that would reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect, or would materially and adversely affect the ability of the Company or Wind LLC to perform its obligations under this Agreement, or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign), to the Company’s or Wind LLC’s knowledge, are threatened.

(xxvii) Financial Statements.  The financial statements, together with the related notes, included in each Registration Statement and the General Disclosure Package present fairly in all material respects the financial position of Wind LLC and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements and notes have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis; and the schedules included in each Registration Statement present fairly in all material respects the information required to be stated therein; and the assumptions used in preparing the pro forma financial statements included in each Registration Statement and the General Disclosure Package provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts.

(xxviii) No Material Adverse Change in Business.  Except as disclosed in the General Disclosure Package and the Final Prospectus, since the end of the period covered by the latest audited financial statements included in the General Disclosure Package, (i) there has been no change, nor any development or event involving a prospective change, in the condition (financial or other), results of operations, business, properties or prospects of the Company, Wind LLC and their subsidiaries, taken as a whole, that is material and adverse, (ii) except as disclosed in or contemplated by the General Disclosure Package and the Final Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock and (iii) except as disclosed in or contemplated by the General Disclosure Package and the Final Prospectus, there has been no material adverse change in the membership interests, short-term indebtedness, long-term indebtedness, net current assets or net assets of Wind LLC and its subsidiaries, taken as a whole.

(xxix) Investment Company Act.  Neither the Company nor Wind LLC, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the General Disclosure Package and the Final Prospectus, will be an “investment company” as defined in the Investment Company Act of 1940 (the “Investment Company Act”).

(xxx) Ratings.  No “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) (i) has imposed (or has informed the Company or Wind LLC that it is considering imposing) any condition (financial or otherwise) on the Company or Wind LLC’s retaining any rating assigned to the Company or Wind LLC or any securities of the Company or Wind LLC or (ii) has indicated to the Company or Wind LLC that it is considering any of the actions described in Section 7(c)(ii) hereof.

(xxxi) Foreign Corrupt Practices Act.  Each of the Company and Wind LLC represents that it and its subsidiaries and affiliates under its control, and to the Company’s and Wind LLC’s knowledge, any of their respective officers, directors, supervisors (if any), managers, agents, or employees, has not violated, its participation in the offering will not violate, and it has instituted and maintains policies and procedures designed to ensure continued compliance with, each of the following laws: (a) anti-bribery laws, including but not limited to, any applicable law, rule, or regulation of any locality, including but not limited to any law, rule, or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997, including the U.S. Foreign Corrupt Practices Act of 1977 or any other law, rule or regulation of similar purpose and scope, (b) anti-money laundering laws, including but not limited to, applicable federal, state, international, foreign or other laws, regulations or government guidance regarding anti-money laundering, including, without limitation, Title 18 U.S. Code section 1956 and 1957, the Patriot Act, the Bank Secrecy Act, and international anti-money laundering principals or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur, all as amended, and any Executive order, directive, or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder or (c) laws and regulations imposing U.S. economic sanctions measures, including, but not limited to, the International Emergency Economic Powers Act, the Trading with the Enemy Act, the United Nations Participation Act, and the Syria Accountability and Lebanese Sovereignty Act, all as amended, and any Executive Order, directive, or regulation pursuant to the authority of any of the foregoing, including the regulations of the United States Treasury Department set forth under 31 CFR, Subtitle B, Chapter V, as amended, or any orders or licenses issued thereunder.

(xxxii) Office of Foreign Assets Control.  None of the Company, Wind LLC any of their subsidiaries or, to the knowledge of the Company or Wind LLC, any director, officer, agent, affiliate or employee of the Company, Wind LLC or any of their subsidiaries is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company and Wind LLC will not directly or indirectly use the proceeds from the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiary, affiliate, joint venture partner or other person or entity for the purpose of financing the activities of any person currently subject to any sanctions administered by OFAC.

(xxxiii) Taxes.  The Company, Wind LLC and their subsidiaries have filed all federal, state, local and non-U.S. tax returns that are required to be filed or have requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect); and, except as set forth in the General Disclosure Package and the Final Prospectus, the Company, Wind LLC and their subsidiaries have paid all taxes (including any assessments, fines or penalties) required to be paid by them, except for any such taxes, assessments, fines or penalties currently being contested in good faith or as would not, individually or in the aggregate, to have a Material Adverse Effect.

(xxxiv) Insurance.  The Company, Wind LLC and their subsidiaries are insured by insurers with appropriately rated claims paying abilities against such losses and risks and in such amounts as are prudent and customary for the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company, Wind LLC or any of their subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect, except as would not, individually or in the aggregate, have a Material Adverse Effect; the Company, Wind LLC and their subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company, Wind LLC or any of their subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause except for any such reservation of rights as would not reasonably be expected to have a Material Adverse Effect; within the last three fiscal years, neither the Company, Wind LLC nor any such subsidiary has been refused any insurance coverage sought or applied for; and neither the Company, Wind LLC nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as set forth in or contemplated in the General Disclosure Package and the Final Prospectus; and the Company will obtain directors’ and officers’ insurance in such amounts as the Company reasonably considers prudent and customary for an initial public offering.

(xxxv) Transaction Documents.  Each of the Transaction Documents to be entered into by the Company and Wind LLC, as applicable, in connection with the Reorganization Transactions has been duly authorized and, when duly executed and delivered, will constitute the valid and legally binding obligation of Company and Wind LLC, as applicable, enforceable in accordance with its terms, (i) subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles and (ii) with respect to provisions regarding indemnity, contribution and exculpation, except to the extent such provisions may not be enforceable due to applicable law or principles of public policy.

(xxxvi) Regulatory Status.  Each of the Company and Wind LLC’s subsidiaries that owns operating facilities meets the requirements for, and has made the necessary filings with, or has been determined by, the Federal Energy Regulatory Commission (“FERC”) to be either (a) an exempt wholesale generator (“EWG”) within the meaning of Section 1262(6) of Public Utility Holding Company Act of 2005 (“PUHCA”) and/or (b) a qualifying facility (“QF”) subject to the exemption set forth in 18 C.F.R. Section 292.601(c).  Each of the Company and Wind LLC’s subsidiaries that is an EWG or that is a QF making wholesale sales not exempt from Section 205 of the Federal Power Act (“FPA”) is authorized by or has applied for authorization from FERC pursuant to Section 205 of the FPA to sell electric power, including energy and capacity and certain ancillary services, at market-based rates and has received or applied for such waivers and blanket authorizations as are customarily granted by FERC to entities authorized to sell electric power at market-based rates, including, but not limited to, authorization to issue securities and assume obligations or liabilities pursuant to Section 204 of the FPA.

(xxxvii) FERC Proceedings.  There are no pending FERC proceedings in which the EWG or QF status (as applicable), market-based rate authority or the FPA Section 204 authority of the Company, Wind LLC or any of their subsidiaries is subject to withdrawal, revocation or material modification other than FERC rulemakings of general applicability.

(xxxviii) FERC Orders.  The Company, Wind LLC and each subsidiary is in compliance in all material respects with the terms and conditions of all orders issued by FERC under Sections 203, 204 and 205 of the FPA with respect to the Company, Wind LLC and each subsidiary.

(xxxix) “Holding Company” Status.  The Company is a “holding company” within the meaning of Section 1262(8) of PUHCA solely with respect to its ownership of one or more EWGs and QFs and as such is exempt from Section 1265 of PUHCA pursuant to Section 1266 of PUHCA and 18 C.F.R. § 366.3.

(xl) Regulatory Filings.  The Company, Wind LLC and each of their subsidiaries have filed or caused to be filed with the applicable state or local regulatory commissions or similar bodies and the FERC, all material forms, statements, reports and documents (including all exhibits, amendments and supplements thereto) required to be filed by it with respect to the Company, Wind LLC and each of their subsidiaries’ businesses and each of their facilities under all applicable laws and PUHCA and the respective rules and regulations thereunder, all of which complied in all material respects with all applicable requirements of the appropriate act and the rules and regulations thereunder in effect on the date each such report was filed.  The Company, Wind LLC and each of their subsidiaries have received from the applicable state or local regulatory commissions or similar bodies and the FERC all material licenses, authorizations, permits and other approvals to operate their businesses as currently operated.

(xli) Regulation under PUHCA.  No order, judgment or decree has been issued or, to the Company’s and Wind LLC’s knowledge, proposed to be issued by any governmental entity that, as a result of the construction, ownership, leasing or operation of any facility by the Company, Wind LLC or any of their subsidiaries, the sale of electricity therefrom by the Company, Wind LLC or any of their subsidiaries, or any transaction contemplated hereby, could reasonably be expected to cause or deem the Company, Wind LLC or any of their subsidiaries not to be subject to exemption under Section 1266 of PUHCA.

(xlii) Independent Accountants. Ernst & Young LLP, who has certified certain financial statements of Wind LLC and its subsidiaries and the financial statements of the Company, and KPMG LLP, who has certified certain financial statements of Wind LLC and its subsidiaries, are each an independent registered public accounting firm as required by the Act and the Rules and Regulations thereunder.

3.             Purchase, Sale and Delivery of Offered Securities.  On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $[           ] per share, that number of Firm Securities (rounded up or down, as determined by the Representatives in their discretion, in order to avoid fractions) obtained by multiplying [         ] Firm Securities by a fraction the numerator of which is the number of Firm Securities set forth opposite the name of such Underwriter in Schedule A hereto and the denominator of which is the total number of Firm Securities.

The Company will deliver the Firm Securities to or as instructed by the Representatives for the accounts of the several Underwriters in a form reasonably acceptable to the Representatives against payment of the purchase price in Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to the Representatives drawn to the order of the Company, at the office of Davis Polk & Wardwell LLP, New York, New York, at [           ] A.M., New York time, on [                      ], 2010 or at such other time not later than seven full business days thereafter as the Representatives and the Company determine, such time being herein referred to as the “First Closing Date”. For purposes of Rule 15c6-1 under the Exchange Act, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering. The Firm Securities so to be delivered or evidence of their issuance will be made available for checking at the above office of Davis Polk & Wardwell LLP at least 24 hours prior to the First Closing Date.

In addition, upon written notice from Credit Suisse Securities (USA) LLC (“Credit Suisse”) and Morgan Stanley & Co. Incorporated (“Morgan Stanley”) given to the Company from time to time not more than 30 days subsequent to the date of the Final Prospectus, the Underwriters may purchase all or less than all of the Optional Securities at the purchase price per Security to be paid for the Firm Securities. The Company agrees to sell to the Underwriters the number of Optional Securities specified in such notice. Such Optional Securities shall be purchased from the Company for the account of each Underwriter in the same proportion as the number of Firm Securities set forth opposite such Underwriter’s name bears to the total number of Firm Securities (subject to adjustment by Credit Suisse and Morgan Stanley to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments, if any, made in connection with the sale of the Firm Securities. No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time, but not more than four times and to the extent not previously exercised may be surrendered and terminated at any time upon notice by Credit Suisse and Morgan Stanley to the Company.

Each time for the delivery of and payment for the Optional Securities, being herein referred to as an “Optional Closing Date”, which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a “Closing Date”), shall be determined by Credit Suisse and Morgan Stanley but shall be not later than five full business days after written notice of election to purchase Optional Securities is given. The Company will deliver the Optional Securities being purchased on each Optional Closing Date to or as instructed by Credit Suisse and Morgan Stanley for the accounts of the several Underwriters in a form reasonably acceptable to Credit Suisse and Morgan Stanley, against payment of the purchase price therefore in Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to Credit Suisse and Morgan Stanley drawn to the order of the Company, at the above office of Davis Polk & Wardwell LLP. The Optional Securities being purchased on each Optional Closing Date or evidence of their issuance will be made available for checking at the above office of Davis Polk & Wardwell LLP at a reasonable time in advance of such Optional Closing Date.

4.             Offering by Underwriters.  It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Final Prospectus.

5.             Certain Agreements of the Company and Wind LLC.  The Company and Wind LLC agree with the several Underwriters that:

(a)           Additional Filings.  Unless filed pursuant to Rule 462(c) as part of the Additional Registration Statement in accordance with the next sentence, the Company will file the Final Prospectus, in a form approved by the Representatives, with the Commission pursuant to and in accordance with subparagraph (1) (or, if applicable and if consented to by  the Representatives, subparagraph (4)) of Rule 424(b) not later than the earlier of (A) the second business day following the execution and delivery of this Agreement or (B) the fifteenth business day after the Effective Time of the Initial Registration Statement.  The Company will advise the Representatives promptly of any such filing pursuant to Rule 424(b) and provide satisfactory evidence to the Representatives of such timely filing.  If an Additional Registration Statement is necessary to register a portion of the Offered Securities under the Act but the Effective Time thereof has not occurred as of the execution and delivery of this Agreement, the Company will file the additional registration statement or, if filed, will file a post-effective amendment thereto with the Commission pursuant to and in accordance with Rule 462(b) on or prior to 10:00 P.M., New York time, on the date of this Agreement or, if earlier, on or prior to the time the Final Prospectus is finalized and distributed to any Underwriter, or will make such filing at such later date as shall have been consented to by the Representatives.

(b)           Filing of Amendments; Response to Commission Requests.  The Company will promptly advise the Representatives of any proposal to amend or supplement at any time the Initial Registration Statement, any Additional Registration Statement or any Statutory Prospectus and will not effect such amendment or supplementation without the Representatives’ consent, which consent shall not be unreasonably withheld or delayed; and the Company will also advise the Representatives promptly of (i) the effectiveness of any Additional Registration Statement (if its Effective Time is subsequent to the execution and delivery of this Agreement), (ii) any amendment or supplementation of a Registration Statement or any Statutory Prospectus, (iii) any request by the Commission or its staff for any amendment to any Registration Statement, for any supplement to any Statutory Prospectus or for any additional information, (iv) the institution by the Commission of any stop order proceedings in respect of a Registration Statement or the threatening of any proceeding for that purpose, and (v) the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Securities in any jurisdiction or the institution or threatening of any proceedings for such purpose.  The Company will use its reasonable best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(c)           Continued Compliance with Securities Laws.  If, at any time when a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act by any Underwriter or dealer, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Final Prospectus to comply with the Act, the Company will promptly notify the Representatives of such event and will promptly prepare and file with the Commission and furnish, at its own expense, to the Underwriters and the dealers and any other dealers upon request of the Representatives, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance.  Neither the Representatives’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7 hereof.

(d)           Rule 158.  As soon as practical, but not later than the Availability Date (as defined below), the Company will make generally available to its security holders an earnings statement covering a period of at least 12 months beginning after the Effective Time of the Initial Registration Statement (or, if later, the Effective Time of the Additional Registration Statement) which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act. For the purpose of the preceding sentence, “Availability Date” means the day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Time on which the Company is required to file its Form 10-Q for such fiscal quarter except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the day after the end of such fourth fiscal quarter on which the Company is required to file its Form 10-K.

(e)           Furnishing of Prospectuses.  The Company will furnish to the Representatives copies of each Registration Statement (one of which will be a photocopy of such signed Registration Statement), each related Statutory Prospectus, and, so long as a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act in connection with sales by any Underwriter or dealer, the Final Prospectus and all amendments and supplements to such documents, in each case in such quantities as the Representatives reasonably request. The Company will use its best efforts to cause the Final Prospectus to be so furnished on or prior to 5:00 P.M., New York time, on the business day following the execution and delivery of this Agreement.  All other such documents shall be so furnished as soon as available. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

(f)            Blue Sky Qualifications.  The Company will arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representatives designate and will continue such qualifications in effect so long as required for the distribution of the Offered Securities by the Underwriters as contemplated hereby; provided, however, that the Company shall not be obligated to file any general consent or service or process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(g)           Reporting Requirements.  During the period of three years hereafter, the Company will furnish to the Representatives and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Representatives upon request (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders, and (ii) from time to time, such other information concerning the Company as the Representatives may reasonably request.  However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its

Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”), it is not required to furnish such reports or statements to the Underwriters.

(h)           Payment of Expenses.  The Company and Wind LLC jointly and severally agree with the several Underwriters that the Company and Wind LLC will pay all expenses incident to the performance of the obligations of the Company and Wind LLC under this Agreement, including but not limited to any filing fees and other expenses (including fees and disbursements, if any, of counsel to the Underwriters) incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representatives designate and the preparation and printing of memoranda relating thereto, costs and expenses related to the review by the Financial Industry Regulatory Authority of the Offered Securities (including filing fees and the fees and expenses of counsel for the Underwriters relating to such review in an amount not to exceed $100,000), costs and expenses relating to investor presentations or any “road show” in connection with the offering and sale of the Offered Securities including, without limitation, any travel expenses of the Company’s officers and employees and any other expenses of the Company (including one-half of the expenses of the chartering of airplanes), any fees and expenses incident to listing the Offered Securities on The NASDAQ Stock Market, fees and expenses in connection with the registration of the Offered Securities under the Exchange Act and expenses incurred in distributing preliminary prospectuses and the Final Prospectus (including any amendments and supplements thereto) to the Underwriters and for expenses incurred for preparing, printing and distributing any Issuer Free Writing Prospectuses to investors or prospective investors and all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 5(h).  It is understood, however, that, except as provided in this paragraph, and Sections 8 and 10, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel and one-half of the expenses of the chartering of airplanes relating to investor presentations or any “road show” in connection with the offering and sale of the Offered Securities.

(i)            Use of Proceeds.  The Company will use the net proceeds received by it in connection with this offering in the manner described in the “Use of Proceeds” section of the General Disclosure Package and the Final Prospectus and, except as disclosed in the General Disclosure Package and the Final Prospectus, the Company does not intend to use any of the proceeds from the sale of the Offered Securities hereunder to repay any outstanding debt owed to any affiliate of any Underwriter.

(j)            Absence of Manipulation.  The Company and Wind LLC will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Offered Securities.

(k)           Restriction on Sale of Securities by Company.  For the period specified below (the “Lock-Up Period”), the Company and Wind LLC will not, directly or indirectly, take any of the following actions with respect to any Securities or any securities convertible into or exchangeable or exercisable for any Securities or any units or membership interests of Wind LLC (“Lock-Up Securities”): (i) offer, sell, issue, contract to sell, pledge or otherwise dispose of Lock-Up Securities, (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities, (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities, (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act or (v) file with the Commission a registration statement under the Act relating to Lock-Up Securities, or publicly disclose the intention to take any such action, without the prior written consent of Credit Suisse, Morgan Stanley and Goldman, Sachs & Co. (“Goldman”).  The initial Lock-Up Period will commence on the date hereof and continue for 180 days after the date hereof or such earlier date that Credit Suisse, Morgan Stanley and Goldman consent to in writing; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the material news or material event, as applicable, unless Credit Suisse, Morgan Stanley and Goldman waive, in writing, such extension.  The Company will provide Credit Suisse, Morgan Stanley and Goldman with notice of any announcement described in clause (2) of the preceding sentence that gives rise to an extension of the Lock-Up Period.  The restrictions set forth in this Section 5(j) shall not apply to (A) the sale of Securities to the Underwriters; (B) the issuance of Securities and membership interests of Wind LLC in connection with the Reorganization Transactions; (C) the issuance by the Company of shares of Securities upon the exchange of Class B common stock together with Series B membership interests of Wind LLC as described in the General Disclosure Package and the Final Prospectus; (D) grants of employee stock options or restricted stock in the ordinary course of business and in accordance with the terms of an employee stock plan described in the General Disclosure Package and the Final Prospectus; (E) the issuance of Securities upon the exercise of an option or warrant, or the conversion of a security granted under employee stock plans, in each case outstanding on the Closing Date and described in the General Disclosure Package and the Final Prospectus; (F) the filing of a registration statement on Form S-8; or (G) offers, sales and issuances of up to 5% of the Securities outstanding after giving effect to the consummation of the offering contemplated hereby and the Reorganization Transactions (such amount outstanding calculated assuming the exchange for Securities of all Series B membership interests of Wind LLC and shares of Class B common stock immediately after the completion of the offering) as consideration or partial consideration for acquisitions of businesses or in connection with the formation of joint ventures, provided that Securities issued pursuant to this clause (G) are subject to the terms of an agreement having substantially the same terms as the lock-up letters described in Section 7(i) of this Agreement.

(l)           IPO Option Awards. The Company will not, directly or indirectly, take any action to accelerate the vesting period to less than 180 days for any options granted under the Company’s long-term incentive plan for 180 days after the date hereof.

6.             Free Writing Prospectuses.  The Company represents and agrees that, unless it obtains the prior consent of Credit Suisse and Morgan Stanley, and each Underwriter represents and agrees that unless it obtains the prior consent of the Company, Credit Suisse and Morgan Stanley, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission.  Any such free writing prospectus consented to by the Company, Credit Suisse and Morgan Stanley is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.  The Company represents that it has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show.

7.             Conditions of the Obligations of the Underwriters.  The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties of the Company and Wind LLC herein (as though made on such Closing Date), to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company and Wind LLC of their obligations hereunder and to the following additional conditions precedent:

(a)           Accountants’ Comfort Letter.  The Representatives shall have received letters, dated, respectively, the date hereof and each Closing Date, of Ernst & Young LLP and KPMG LLP confirming that they are an independent registered public accounting firm within the meaning of the Securities Laws and in form and substance satisfactory to the Representatives containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the General Disclosure Package; provided that each such letter shall use a “cut-off date” not earlier than three business days prior to the date of such letter.

(b)           Filing of Final Prospectus.  If the Effective Time of the Additional Registration Statement (if any) is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 P.M., New York time, on the date of this Agreement or, if earlier, the time the Final Prospectus is finalized and distributed to any Underwriter, or shall have occurred at such later time as shall have been consented to by the Representatives.  The Final Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) hereof. Prior to such Closing Date, no stop order suspending the effectiveness of a Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company, Wind LLC or the Representatives, shall be contemplated by the Commission.

(c)           No Material Adverse Change.  Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company, Wind LLC and their subsidiaries taken as a whole which, in the judgment of the Representatives, is material and adverse and makes it impractical or inadvisable to market the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any change in U.S. or international financial, political or economic conditions the effect of which is such as to make it, in the judgment of the Representatives, impractical or inadvisable to market or to enforce contracts for the sale of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any suspension or material limitation of trading in securities generally on The Nasdaq Stock Market, or any setting of minimum or maximum prices for trading on such exchange; (v) or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by any U.S. federal or New York authorities; (vii) any major disruption of settlements of securities, payment or clearance services in the United States or any other country where such securities are listed or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impractical or inadvisable to market the Offered Securities or to enforce contracts for the sale of the Offered Securities.

(d)           Opinion of Counsel for the Company.  The Representatives shall have received an opinion and negative assurance letter, dated such Closing Date, of Davis Polk & Wardwell LLP, special counsel for the Company, in the form previously agreed among the parties hereto.

(e)           Opinion of General Counsel of the Company.  The Representatives shall have received an opinion, dated such Closing Date, of Paul H. Wilson, Jr., General Counsel of the Company, in the form previously agreed among the parties hereto.

(f)            Opinion of Regulatory Counsel for the Company.  The Representatives shall have received an opinion, dated such Closing Date, of Morgan, Lewis & Bockius LLP, the regulatory counsel for the Company, in the form previously agreed among the parties hereto.

(g)           Opinion of Counsel for Underwriters.  The Representatives shall have received from Kirkland & Ellis LLP, counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to such matters as the Representatives may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(h)           Officers’ Certificate.  The Representatives shall have received a certificate, dated such Closing Date, of an executive officer of the Company and Wind LLC and a principal financial or accounting officer of the Company and Wind LLC in which such officers shall state, in their capacity as officers of the Company and Wind LLC, respectively, that: the representations and warranties of the Company and Wind LLC in this Agreement are true and correct; the Company and Wind LLC have complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; to the knowledge of such officer, after due inquiry, no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purposes have been instituted or, to their knowledge are threatened by the Commission; the Additional Registration Statement (if any) satisfying the requirements of subparagraphs (1) and (3) of Rule 462(b) was timely filed pursuant to Rule 462(b), including payment of the applicable filing fee in accordance with Rule 111(a) or (b) of Regulation S-T of the Commission; and, subsequent to the dates of the most recent financial statements in the General Disclosure Package, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company, Wind LLC and their subsidiaries taken as a whole except as set forth in the General Disclosure Package or as described in such certificate.

(i)            Lock-Up Agreements.  On or prior to the date hereof, the Representatives shall have received lockup letters in the form attached as Exhibit 1 to Schedule D hereto from each of D. E. Shaw MWP Acquisition Holdings, L.L.C. and Madison Dearborn Capital Partners IV, L.P., (ii) lockup letters in the form attached as Exhibit 2 to Schedule D hereto from each of the executive officers and directors of the Company and from each of the other persons listed on Schedule D hereto (which includes all post-Reorganization Transaction stockholders of the Company) and (iii) a lockup letters in the form attached as Exhibit 3 to Schedule D hereto from UPC Wind Partners II, LLC.

(j)            Reorganization Transactions.  As of the First Closing Date, the Reorganization Transactions shall have been completed as described in the General Disclosure Package and the Final Prospectus.

(k)           Chief Financial Officer’s Certificate.  The Representatives shall have received certificates, dated, respectively, the date hereof and each Closing Date, signed by the chief financial officer of the Company and Wind LLC, to the effect that (i) such officer is familiar with the accounting and records systems of the Company, Wind LLC and their subsidiaries and (ii) such officer has supervised the compilation of and reviewed certain information contained in the Registration Statement, the General Disclosure Package and the Prospectus and that such information has been derived from the accounting records of the Company and Wind LLC and, to the best of such officer’s knowledge, is accurate in all material respects.

The Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request.  Credit Suisse may in its sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.

8.             Indemnification and Contribution

(a)           Indemnification of Underwriters by Company and Wind LLC.  The Company and Wind LLC, jointly and severally, will indemnify and hold harmless each Underwriter, its partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company and Wind LLC will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below.

(b)           Indemnification of Company.  Each Underwriter will severally and not jointly indemnify and hold harmless the Company and Wind LLC, each of their respective directors and each of their respective officers who signs a Registration Statement and each person, if any, who controls the Company or Wind LLC within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Underwriter Indemnified Party”) against any losses, claims, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Act, the Exchange Act, or other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement at any time, any Statutory Prospectus at any time, the Final Prospectus or any Issuer Free Writing Prospectus or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company or Wind LLC by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Underwriter Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Final Prospectus furnished on behalf of each Underwriter: the concession figure appearing in the first sentence of the [fourth] paragraph under the caption “Underwriting” and the information contained in the [eighth] paragraph (related to sales to discretionary accounts), [fourteenth and fifteenth] paragraphs (related to stabilization), [seventeenth] paragraph (related to electronic prospectus distribution) and [eighteenth and nineteenth] paragraphs (related to the activities of the underwriters) under the caption “Underwriting”.

(c)           Actions against Parties; Notification.  Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under subsection (a) or (b) above , notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above.  In case any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(d)           Contribution.  If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b) or (c) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and Wind LLC on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and Wind LLC on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and Wind LLC on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and Wind LLC bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, Wind LLC or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (e). Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.  The Company, Wind LLC and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8(e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8(e).

9.             Default of Underwriters.  If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the First or any Optional Closing Date and the aggregate number of shares of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, Credit Suisse may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of shares of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to Credit Suisse, the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, the Company, except as provided in Section 10 (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination). As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

10.           Survival of Certain Representations and Obligations.  The respective indemnities, agreements, representations, warranties and other statements of the Company or Wind LLC or their officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than because of the termination of this Agreement pursuant to Section 7(c)(iii), (iv), (vi), (vii) or (viii) or Section 9 hereof, the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities, and the respective obligations of the Company and the Underwriters pursuant to Section 8 hereof shall remain in effect.  In addition, if any Offered Securities have been purchased hereunder, the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect.

11.           Notices.  All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representatives, c/o Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention: LCD-IBD, Goldman, Sachs & Co., 200 West Street, New York, New York 10282-2198, Attention: Registration Department, Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York 10036, Attention: ECM Syndicate Desk and Deutsche Bank Securities Inc., 60 Wall Street, New York, New York 10005, Attention: Equity Capital Markets Syndicate, or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 179 Lincoln Street, Suite 500, Boston, Massachusetts 02111, Attention: General Counsel; provided, however, that any notice to an Underwriter pursuant to Section 8 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

12.           Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective personal representatives and successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.

13.           Representation.  The Representatives will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by the Representatives jointly or by Credit Suisse will be binding upon all the Underwriters.

14.           Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

15.           Absence of Fiduciary Relationship.  The Company and Wind LLC acknowledge and agree that:

(a)           No Other Relationship.  The Representatives have been retained solely to act as underwriters in connection with the sale of the Offered Securities and that no fiduciary, advisory or agency relationship between the Company or Wind LLC, on the one hand, and the Representatives, on the other, has been created in respect of any of the transactions contemplated by this Agreement or the Final Prospectus, irrespective of whether the Representatives have advised or are advising the Company or Wind LLC on other matters;

(b)           Arms’ Length Negotiations.  The price of the Offered Securities set forth in this Agreement was established by Company and Wind LLC following discussions and arms-length negotiations with the Representatives and the Company and Wind LLC are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)           Absence of Obligation to Disclose.  The Company and Wind LLC have been advised that the Representatives and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and Wind LLC and that the Representatives have no obligation to disclose such interests and transactions to the Company or Wind LLC by virtue of any fiduciary, advisory or agency relationship; and

(d)           Waiver.  The Company and Wind LLC waive, to the fullest extent permitted by law, any claims they may have against the Representatives for breach of fiduciary duty or alleged breach of fiduciary duty and agree that the Representatives shall have no liability (whether direct or indirect) to the Company or Wind LLC in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

16.           Applicable Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

The Company and Wind LLC hereby submit to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.  The Company and Wind LLC irrevocably and unconditionally waive any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in the City of New York and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

If the foregoing is in accordance with the Representatives’ understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Company, Wind LLC and the several Underwriters in accordance with its terms.

Very truly yours,

FIRST WIND HOLDINGS INC.

By:

FIRST WIND HOLDINGS, LLC

By:

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

CREDIT SUISSE SECURITIES (USA) LLC

By:
Name:
Title:

MORGAN STANLEY & CO. INCORPORATED

By:
Name:
Title:

GOLDMAN, SACHS & CO.

By:
Goldman, Sachs & Co.

DEUTSCHE BANK SECURITIES INC.

By:
Name:
Title:

By:
Name:
Title:

Acting on behalf of themselves and as the Representatives of the several Underwriters.

SCHEDULE A

Underwriter	Number of Firm Securities to be Purchased
Credit Suisse Securities (USA) LLC
Morgan Stanley & Co. Incorporated
Goldman, Sachs & Co.
Deutsche Bank Securities Inc.
RBS Securities Inc.
Citigroup Global Markets Inc.
Macquarie Capital (USA) Inc.
Piper Jaffray & Co.
KeyBanc Capital Markets Inc
SG Americas Securities, LLC
Total

SCHEDULE B

1.              General Use Free Writing Prospectuses (included in the General Disclosure Package)

“General Use Issuer Free Writing Prospectus” includes each of the following documents:

2.              Other Information Included in the General Disclosure Package

The following information is also included in the General Disclosure Package:

1.               The initial price to the public of the Offered Securities.

2.               The aggregate number of shares offered.

SCHEDULE C

Significant Subsidiaries

First Wind Holdings Inc.
First Wind Holdings, LLC
Baseline Wind, LLC
Blue Sky East, LLC
Blue Sky West, LLC
Buckhorn Wind, LLC
Canandaigua Power Partners II, LLC
Canandaigua Power Partners, LLC
Cedar Hills Wind, LLC
Champlain Wind, LLC
CSSW Cohocton Holdings, LLC
CSSW Holdings, LLC
CSSW Stetson Holdings, LLC
CSSW, LLC
Erie Wind, LLC
Evergreen Gen Lead, LLC
Evergreen Wind Power II, LLC
Evergreen Wind Power III, LLC
Evergreen Wind Power V, LLC
Evergreen Wind Power, LLC
First Wind Acquisition IV, LLC
First Wind Acquisition V, LLC
First Wind Acquisition, LLC
First Wind Construction LLC
First Wind Energy, LLC
First Wind Energy Marketing LLC
First Wind Kahuku Holdings, LLC
First Wind Maine Holdings, LLC
First Wind Mass Holdings, LLC
First Wind New Mexico Holdings, LLC
First Wind New York Holdings, LLC
First Wind O & M LLC
First Wind O & M Battery Services LLC
First Wind O & M Facilities Management LLC

First Wind Oregon Holdings, LLC
First Wind Utah Holdings, LLC
First Wind Vermont Holdings, LLC
First Wind Washington Holdings, LLC
First Wind Wyoming Holdings, LLC
Gallo Canyon Wind, LLC
GreenMountain Wind, LLC
Hawaii Holdings, LLC
Hawaii Wind Holdings, LLC
Hawaii Wind Partners II, LLC
Hawaii Wind Partners, LLC
Kaheawa Wind Power II, LLC
Kaheawa Wind Power, LLC
Kahuku Holdings, LLC
Kahuku Wind Power, LLC
Kawailoa Wind, LLC
Longfellow Wind, LLC
Maine GenLead, LLC
Maine Wind Holdings, LLC
Maine Wind Partners II, LLC
Maine Wind Partners, LLC
Mars Hill Partners, LLC
Milford Gen Lead, LLC
Milford NHC, LLC
Milford Wind Corridor Phase I, LLC
Milford Wind Corridor Phase II, LLC
Milford Wind Corridor Phase III, LLC
Milford Wind Corridor Phase IV, LLC
Milford Wind Corridor Phase V, LLC
Milford Wind Corridor, LLC
Milford Wind Holdings, LLC
Milford Wind Partners, LLC
MWCI Holdings, LLC
New York Wind II, LLC
New York Wind III, LLC
New York Wind, LLC
Niagara Wind Power, LLC

Palouse Wind, LLC
Pioneer Valley Wind, LLC
Red Canyon Wind, LLC
Sheffield Holdings, LLC
Stetson Holdings, LLC
Stetson Wind II, LLC
Vaughan Wind, LLC
Vermont Red Clover Holdings, LLC
Vermont Wind, LLC

* Denotes a “Significant Subsidiary” as defined in Rule 1-02 of Regulation S-x

SCHEDULE D

EXHIBIT 1 TO SCHEDULE D

Form of Lock-Up Letter

EXHIBIT 2 TO SCHEDULE D

Form of Lock-Up Letter

EXHIBIT 3 TO SCHEDULE D

Form of Lock-Up Letter